UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2011

DG FASTCHANNEL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27644 (Commission File Number)	94-3140772 (IRS Employer Identification No.)

750 West Carpenter Freeway, Suite 700 Irving, Texas	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2011, the board of directors of DG FastChannel, Inc. (the “Company”) appointed Jeffrey A. Rich as a member of the board of directors of the Company, effective immediately.  Mr. Rich will also serve on the audit and nominating committees.

Prior to forming PlumTree Partners, a private investment firm, Mr. Rich served as Chief Executive Officer of ACS, a Fortune 500 Company and leading provider of business process outsourcing and information technology services, from 1999-2005.  Under his direction ACS grew from $300 million in annual revenues to over $5.3 billion.  He oversaw more than 70 acquisitions with an aggregate purchase price in excess of $3 billion, and over ten divestitures which raised over $1 billion of aggregate cash proceeds.  Under Mr. Rich’s leadership, ACS delivered a 25%+ compound annual return to public shareholders over 11 years and was named to the Forbes Platinum 400 — America’s Best Big Companies-for seven consecutive years.  Prior to joining ACS in 1989, Mr. Rich was a Vice President in the Leverage Capital Group of Citibank New York.  Mr. Rich currently serves on the Executive Board of the Dallas Symphony Orchestra, the Board of Directors of River Logic, Inc., and the Board of Directors of Telligent, Inc.  He previously served as a Director of ACS, Inc., Pegasus Solutions, Inc., and the United States Chamber of Commerce.  He has also served on the Visiting Committee of the Ross School of Business at the University of Michigan and as a Director of Education is Freedom.  Mr. Rich is a member of World President’s Organization and a previous member of the Young President’s Organization, serving in several officer positions in both organizations.  Mr. Rich received a B.B.A. (Beta Gamma Sigma with honors) from the University of Michigan Business School in 1982.

The board of directors believes that Mr. Rich’s extensive experience with mergers and acquisitions will bring valuable experience to the board and assist the Company with its global expansion initiatives and operational improvement initiatives.  The board also believes Mr. Rich’ leadership experience in senior management positions and on boards of directors brings valuable expertise to the board.

Mr. Rich was granted 2,000 shares of restricted stock, which will vest one year after the grant date.

Mr. Rich has not previously held any positions with the Company and there have been no related person transactions between Mr. Rich and the Company.  Mr. Rich has no family relationships with any director or executive officer of the Company.  There are no other arrangements or understandings with Mr. Rich with respect to his appointment as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DG FASTCHANNEL, INC.

Date:	March 22, 2011	/s/ Omar A. Choucair
Omar A. Choucair
Chief Financial Officer